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                                                   Exhibit (10)-18
                                                   Commonwealth Edison Company
                                                   Form 10-K File No. 1-1839

                          COMMONWEALTH EDISON COMPANY

                         RETIREMENT PLAN FOR DIRECTORS



                                  I.  Purpose
                                  -----------

          The Commonwealth Edison Company Retirement Plan for Directors is hereby established by Commonwealth Edison Company ("Company") to provide benefits for eligible members of the Company's Board of Directors as hereinafter set forth.

                               II.  Definitions
                               ----------------

          The following words and phrases shall have the meanings set forth below unless a different meaning is required by the context:

          (a) Board:  The Board of Directors of the Company.

          (b) ComEd Service:  A Director's service on the Board.

          (c) Company: Commonwealth Edison Company, a corporation organized and existing under the laws of the State of Illinois, or its successor or successors.
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          (d)  Concurrent Service: A Director's concurrent service on the Board and as a member of the Board of Directors of Unicom Corporation.

          (e) Director: Any member of the Board on or after January 1, 1987 who is an outside director and who never has been an officer or employee of the Company or any of its subsidiaries.

          (f) Eligible Director: A Director who meets the eligibility requirements for retirement benefits set forth in Article III.

          (g) Eligible Service: A Director's (1) ComEd Service for any period, plus (2) Unicom Service, if any, for any period after September 1, 1994, provided, however, that any period of Concurrent Service shall be counted only once (and not double-counted as a period of ComEd Service and Unicom Service) in determining Eligible Service.

          (h) Plan: The Commonwealth Edison Company Retirement Plan for Directors, as it may be amended from time to time.

          (i) Retainer: The annual cash retainer established for members of the Board for their service as such prior to any reduction or offset therefrom as a result of Unicom Service.

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          (j)  Termination Date:  The date on which an Eligible Director is no longer a Director or a director of Unicom Corporation.

          (k) Unicom Plan: The Unicom Corporation Retirement Plan for Directors, as it may be amended from time to time.

          (l) Unicom Service: A Director's service as a member of the Board of Directors of Unicom Corporation.

                   III.  Eligibility For Retirement Benefits
                   -----------------------------------------

          Eligibility for retirement benefits under the Plan shall be limited to each Director who has attained at least age 65 and who thereafter, for reasons other than death, terminates ComEd Service while in good standing, provided that such Director shall have completed at least five full years of Eligible Service or at least three full years of Eligible Service if such Director's Eligible Service commenced after attaining age 65.

                       IV.  Amount of Retirement Benefit
                       ---------------------------------

          Each Eligible Director shall be entitled to an annual retirement benefit, for the period provided in Article V, which

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shall be an amount equal to the product of (a) the Retainer as in effect when such Eligible Director's benefit payments commence, adjusted from time to time for any changes thereafter in the Retainer, multiplied by (b) a fraction, the numerator of which shall be the number of years of ComEd Service and the denominator of which shall be the number of years of Eligible Service; provided, however, that in computing ComEd Service, there shall be excluded one-half of the years of Concurrent Service; and provided further, that in computing the number of years of ComEd Service, Eligible Service and Concurrent Service for the purpose of this Article IV, fractional years will be rounded up to the next higher whole year. Such benefit shall be paid as hereinafter provided.

                      V.  Payment of Retirement Benefits
                      ----------------------------------

          Retirement benefit payments shall commence to be paid to an Eligible Director on the last day of the calendar quarter next following the Eligible Director's Termination Date. Subsequent benefit payments shall be made on the last day of each calendar quarter thereafter and shall be paid for a period equal to the Eligible Director's years of Eligible Service. For the

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purpose of determining the payment period, fractional years of Eligible Service will be rounded up to the next higher whole year. Each installment of retirement benefit payments shall be equal to one-fourth of the amount determined as provided in Article IV hereof.

          In the event of the Eligible Director's death after his or her Termination Date but before commencement of payments hereunder or before the Eligible Director has received all payments to which the Eligible Director is entitled hereunder, the benefit payments to which the Eligible Director would have been entitled had the Eligible Director lived shall be paid in the same amount to the Eligible Director's surviving spouse, if any, using the same payment schedule and amount as would have applied if the Eligible Director had lived. If there is no surviving spouse at the death of the Eligible Director or if a surviving spouse dies before receiving any or all payments to which entitled under the Plan, the Eligible Director's benefits under the Plan shall terminate.

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                      VI.  Pre-Retirement Death Benefits
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          (a) If the Eligible Service of a Director who is eligible to retire as an Eligible Director is terminated due to death, such Director's surviving spouse, if any, shall receive the benefit to which the surviving spouse would have been entitled had the Director retired and his Termination Date occurred on the day prior to his or her death.

          (b) If the Eligible Service of a Director is terminated due to death prior to attaining age 65 but after attaining age 62 and completing at least five full years of Eligible Service, such Director's surviving spouse, if any, shall receive the benefit to which the surviving spouse would have been entitled had such Director attained age 65 and terminated Eligible Service on the day prior to his or her death, except that (i) the amount of each installment of such benefit shall be equal to one-fourth of the amount determined as provided in Article IV hereof and (ii) the benefit shall be paid for a period equal to the Director's years of Eligible Service at the Director's date of death.

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          (c) Payments of any benefits under subparagraphs (a) or (b) shall commence on the last day of the calendar quarter in which occurs the Director's date of death. If the Director under subparagraphs (a) or (b) leaves no surviving spouse, or if a surviving spouse dies before receiving any or all payments to which entitled under the Plan, the Director's benefits under the Plan shall terminate.

                           VII.  Disability Benefits
                           -------------------------

          If the Eligible Service of a Director is terminated due to disability prior to attaining age 65 but after attaining age 62, such Director shall be entitled to payment of benefits, if any, under this Plan on the same basis as he or she would have been if he or she had attained age 65 prior to such termination. For purposes of this Article VII, disability shall mean a disability that prevents the Director from performing any and every duty of a member of the Board. The determination of the Compensation Committee of the Board as to whether a Director is terminated due to disability shall be final and conclusive.

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                         VIII.  Financing of Benefits
                         ----------------------------

          The Plan shall be a noncontributory, nonqualified and unfunded plan. Benefit payments under the Plan shall represent an unsecured general obligation of the Company and shall be paid by the Company from its general assets. No special fund or trust shall be created, nor shall any notes or securities be issued with respect to any benefits under the Plan.

                          IX.  Forfeiture of Benefits
                          ---------------------------

          As long as a former Director is receiving or is entitled to receive benefits under the Plan, such former Director will not directly or indirectly enter into or in any manner take part in any business or other endeavor, either as an employe, agent, independent contractor, owner or otherwise, which in any manner competes or conflicts with the business of the Company or is detrimental to the best interests of the Company, unless the Company gives its prior written consent thereto. The failure of a former Director to comply with the provisions of this Article shall result in the forfeiture of all further payments which otherwise would become due and payable under the Plan to the

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former Director or to his or her surviving spouse. Before any such forfeiture, the Company shall mail notice to the former Director that consideration is being given to forfeiture pursuant to this Article. On written request of the former Director within sixty days following the mailing by the Company of the notice, the Compensation Committee of the Board shall afford the former Director an opportunity, at any mutually convenient time within that sixty-day period, to demonstrate to the Compensation Committee that forfeiture of payments would not be justified.

                            X.  Facility of Payment
                            -----------------------

          Whenever a person entitled to receive any payment under the Plan is a person under legal disability or a person not adjudicated incompetent but who, by reason of illness or mental or physical disability, is in the opinion of the Compensation Committee of the Board unable properly to manage his or her affairs, then such payments shall be paid in such of the following ways as the Compensation Committee deems best: (a) to such person directly; (b) to the legally appointed guardian or conservator of such person; (c) to some relative or friend of such person for his or her benefit; or (d) for the benefit of

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such person in such manner as the Compensation Committee considers advisable.
Any payment made in accordance with the provisions of this Article shall be a complete discharge of any liability for the making of such payment under the Plan, and the distributee's receipt shall be a sufficient discharge of the Company.

                              XI.  Administration
                              -------------------

          The Plan shall be administered by the Compensation Committee of the Board, which shall have full and final authority to interpret the provisions of the Plan and to make determinations regarding the administration of the Plan. All decisions and determinations by the Compensation Committee shall be final and binding upon all parties.

                              XII.  Miscellaneous
                              -------------------

          The Plan shall not affect in any way the rights of a Director under any deferred compensation agreement between the Director and the Company.

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          The Plan may not be cancelled by the Company upon any merger or consolidation with or acquisition of the Company by any other entity, but shall be binding upon and inure to the benefit of the successors and assigns of the Company and the heirs, executors, administrators and assigns of each Director.

          No person shall have any right to commute, incumber, pledge or dispose of any right to receive payments hereunder, nor shall such payments be subject to seizure, attachment or garnishment for the payments of any debts, judgments, alimony or separate maintenance obligations or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise, all payments and rights hereunder being expressly declared to be nonassignable and nontransferable.

          The Plan may be amended from time to time or terminated by the Board at any time, but no amendment or termination may adversely affect the rights of any person then receiving benefits under the Plan or who is entitled to receive benefits under the Plan on account of a Director's prior termination of Eligible Service.

          This Plan shall be governed by the law of the State of Illinois.

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